                                                                      EXHIBIT 21

                                  EMBREX, INC.
                                  SUBSIDIARIES

Name                                              Jurisdiction of Incorporation
-----------------------------------------         ------------------------------

Embrex Europe Limited                             United Kingdom
Embrex Sales, Inc.                                North Carolina
Embrex BioTech Trade (Shanghai) Co., Ltd.         People's Republic of China
Inovoject(R) do Brasil Ltda.                      Brazil
Embrex France s.a.s.                              France
Embrex Iberica                                    Spain